Exhibit 77(q)(1)

Exhibits

(a)(1)   Amendment No. 24 dated May 19, 2011 regarding the establishment of Class R shares of ING GNMA Income Fund and ING High Yield Bond Fund – Filed herein.

(a)(2)   Amendment No. 25 dated May 19, 2011 regarding the establishment of Class W shares of ING High Yield Bond Fund – Filed herein.

(e)(1)   Amended Schedule A dated November 2011 to the Amended and Restated Management Agreement between ING Funds Trust and ING Investments LLC – Filed herein.

(e)(2)   Amended Schedule A dated November 2011 to the Sub-Advisory Agreement between ING Investments LLC and ING Investment Management Co. dated August 1, 2003 – Filed herein.